UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2019

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-216037 (Commission File Number)	81-4446064 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Items.

Investment Activity

On October 22, 2019, FS Credit Real Estate Income Trust, Inc. (the “Company”) originated a $17.5 million (of which $14.6 million was funded at closing) floating-rate senior acquisition loan with an initial term of 24 months (the “Loan”). The Loan is secured by a 5-building, mixed-use property located in Oakland, CA (the “Property”). The Property consists of light industrial/flex, creative office, and retail uses, totaling 142,199 square feet.

The Company believes the Property benefits from attractive market fundamentals and a unique opportunity to increase value through strategic leasing at current market rents. The Property is located between the Jack London Square submarket and the Oakland Airport. Jack London Square, one of Oakland’s most identifiable landmarks, is a waterfront entertainment and business destination home to restaurants, bars, hotels and stores. The development of areas north of the Property has pushed tenants southward as they seek lower cost alternatives to the higher rents at Jack London Square.

Capital Contributions and Commitments

To better align its interests with the stockholders of the Company, each of Franklin Square Holdings, L.P., the Company’s sponsor (“FS”), and Rannel Investments, LLC (f/k/a Rialto Investments, LLC) (“RI”), a former affiliate of the Company’s sub-adviser, Rialto Capital Management, LLC (“Rialto”), previously committed to purchase, or to cause its designees to purchase, shares of the Company’s Class F common stock (the “Class F Shares”) and to maintain a minimum investment of $10 million in Class F Shares until such time as the Company reaches $750 million in net assets. FS, Rialto and RI previously agreed that the remaining commitments to purchase additional Class F Shares would expire in October 2019. Following the sale of Rialto in November 2018, RI remained a wholly-owned subsidiary of Lennar Corporation and no longer has any affiliation with Rialto or the Company other than its ownership of the Company’s Class F Shares. As of October 25, 2019, FS (including its affiliates and designees) and RI owned approximately $35.6 million and $26.97 million, respectively, in Class F Shares. On October 25, 2019, the Company’s board of directors agreed that FS’s remaining commitment to purchase up to approximately $21.4 million in Class F Shares will continue until November 1, 2020.

On the same date, the Company’s board of directors also approved the termination of RI’s remaining commitment to purchase Class F Shares and agreed that the Company may repurchase up to approximately $16.97 million of RI’s Class F Shares, in its discretion and in one or more repurchases, outside the Company’s share repurchase plan at the most recently published net asset value per Class F Share at the time of any such repurchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: October 28, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary